UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

May 10, 2012

THE DOW CHEMICAL COMPANY

(Exact name of registrant as specified in its charter)

Delaware	1-3433	38-1285128
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

2030 DOW CENTER, MIDLAND, MICHIGAN 48674

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 989-636-1000

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a) Effective May 10, 2012, Barbara H. Franklin and Paul G. Stern retired from the Board of Directors ( “Board”) of The Dow Chemical Company (the “Company”) consistent with the retirement guidelines in the Company’s Corporate Governance Guidelines.

(e) The Board previously approved, subject to stockholder approval, The Dow Chemical Company 2012 Stock Incentive Plan (“2012 Stock Incentive Plan”). According to the results from the Company’s 2012 Annual Meeting of Stockholders held on May 10, 2012, the Company’s stockholders approved the 2012 Stock Incentive Plan. A detailed summary of the material terms of the 2012 Stock Incentive Plan appears on pages 50-55 of the Company’s Definitive Proxy Statement on Schedule 14A, which was filed with the Securities and Exchange Commission (the “SEC”) on March 30, 2012 (the “Proxy Statement”). The foregoing description of the 2012 Stock Incentive Plan is qualified in its entirety by reference to the full text of the 2012 Stock Incentive Plan, which is filed as Exhibit 10.1 hereto, and incorporated herein by reference.

(e) The Board previously approved, subject to stockholder approval, The Dow Chemical Company 2012 Employee Stock Purchase Plan. According to the results from the Company’s 2012 Annual Meeting of Stockholders held on May 10, 2012, the Company’s stockholders approved the 2012 Employee Stock Purchase Plan. A detailed summary of the material terms of the 2012 Employee Stock Purchase Plan appears on pages 56-57 of the Company’s Proxy Statement. The foregoing description of the 2012 Employee Stock Purchase Plan is qualified in its entirety by reference to the full text of the 2012 Employee Stock Purchase Plan, which is filed as Exhibit 10.2 hereto, and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 10, 2012 for the purposes of (i) electing 10 directors to hold office until the next annual meeting of stockholders; (ii) ratifying the appointment of Deloitte & Touche LLP as the Company’s independent registered public account firm for the 2012 fiscal year; (iii) holding an advisory vote on executive compensation; (iv) approving the 2012 Stock Incentive Plan; (v) approving the 2012 Employee Stock Purchase Plan; and (vi) holding a vote on two stockholder proposals.

All of management’s nominees for director as named in the Company’s Proxy Statement were elected by the votes set forth in the table below.

Election of Directors.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Arnold A. Allemang	893,357,257	20,719,941	5,002,682	127,258,336
Jacqueline K. Barton	882,382,342	32,178,373	4,519,165	127,258,336
James A. Bell	900,322,250	13,558,785	5,198,845	127,258,336
Jeff M. Fettig	899,959,564	13,692,902	5,427,414	127,258,226
John B. Hess	878,633,984	35,325,483	5,120,413	127,258,336
Andrew N. Liveris	877,033,801	36,935,944	5,110,135	127,258,336
Paul Polman	877,936,748	35,768,385	5,374,747	127,258,336
Dennis H. Reilley	884,989,151	28,976,917	5,113,812	127,258,336
James M. Ringler	848,534,158	65,351,345	5,194,377	127,258,336
Ruth G. Shaw	844,710,255	69,519,105	4,850,520	127,258,336

The appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the 2012 fiscal year was ratified by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Ratification of independent registered public accounting firm	1,026,295,078	16,074,819	3,968,319	N/A

The Company’s executive compensation was approved, on an advisory basis, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Advisory vote on executive compensation	755,098,193	154,923,388	9,058,299	127,258,336

The 2012 Stock Incentive Plan was approved, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval of the 2012 Stock Incentive Plan	762,757,574	150,541,369	5,780,937	127,258,336

The 2012 Employee Stock Purchase Plan was approved, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Approval of the 2012 Employee Stock Purchase Plan	898,006,259	16,326,042	4,747,579	127,258,336

The stockholder proposal on shareholder action by written consent was defeated, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Stockholder proposal on shareholder action by written consent	352,438,796	557,048,558	9,592,526	127,258,336

The stockholder proposal on independent board chairman was defeated, by the votes set forth in the table below.

	Votes For	Votes Against	Abstentions	Broker Non- Votes
Stockholder proposal on independent board chairman	331,351,243	580,194,546	7,534,091	127,258,336

Item 9.01 Financial Statements and Exhibits.

Exhibits.

10.1	The Dow Chemical Company 2012 Stock Incentive Plan

10.2	The Dow Chemical Company 2012 Employee Stock Purchase Plan

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE DOW CHEMICAL COMPANY

Registrant

Date: May 14, 2012

/s/ CHARLES J. KALIL
Charles J. Kalil
Executive Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	The Dow Chemical Company 2012 Stock Incentive Plan

10.2	The Dow Chemical Company 2012 Employee Stock Purchase Plan